SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2024

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	85-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on October 30, 2023, Mountain Crest Acquisition Corp. V (the “Company”) issued a non-interest bearing, unsecured promissory note in the aggregate principal amount of up to $400,000 (the “2023 Note”) to Mountain Crest Global Holdings LLC, a Delaware limited liability company and the Company’s sponsor (the “Sponsor”). On April 3, 2024, the Company issued a non-interest bearing, unsecured promissory note in the aggregate principal amount of up to $300,000 (the “2024 Note,” and together with the 2023 Note, the “Notes”) to the Sponsor.

As of April 15, 2024, the principal amount outstanding under the 2023 Note is $390,000 and the principal amount outstanding under the 2024 Note is $210,000. Collectively the principal amount outstanding under the Notes is $600,000 (the “Principal Amount due under the Notes”).

On April 19, 2024, as approved by the Company’s audit committee, the Company entered into a note conversion agreement (the “Note Conversion Agreement”) with the Sponsor, to convert the Principal Amount due under the Notes into 150,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Accordingly, the Company satisfied the Notes in exchange for the issuance of 150,000 shares of Common Stock.

Pursuant to the Note Conversion Agreement, the Sponsor has (i) one demand registration of the sale of such shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights, both for a period of five (5) years after the closing of the Company’s initial business combination at the Company’s expense.

The foregoing descriptions of the Note Conversion Agreement do not purport to be complete and are qualified in their entirety by reference to the Note Conversion Agreement, which filed as Exhibits 10.1, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On April 20, 2024, an aggregate of 150,000 shares of the Company’s Common Stock has been issued pursuant to the Note Conversion Agreement, in full payment and satisfaction of the Notes in the principal amount of $600,000. The Company has relied upon Sections 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended, in connection with the conversion, as the shares were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1*	Note Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Mountain Crest Global Holdings LLC, dated April 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain terms have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2024

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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